Exhibit 99.1

SEPARATION AGREEMENT AND RELEASE OF CLAIMS

This Separation Agreement (this “Agreement”) is dated as of February 20, 2015, by and among Alan H. Benjamin (the “Executive”),and Pulse Electronics Corporation(collectively, together with its successors and assigns (the “Company”)).

WHEREAS, the Company and the Executivehave agreed that Executive’s employment with the Companyshallterminate effective as of February 20, 2015 (the “Effective Date”);

WHEREAS, the Company desires to provide the Executive with certain benefits in connection with the Executive’s termination of employment with the Company, in exchange for the Executive’s agreement to comply with certain restrictive covenants in favor of the Company and its Affiliates and release of certain claims against the Company and its shareholders, directors, officers, employees, agents, attorneys, affiliates, parents, predecessors and assigns on the terms and subject to the conditions more fully set forth in this Agreement; and

NOW THEREFORE, in consideration of the promises, mutual covenants and other good and valuable consideration set forth in this Agreement, the receipt and sufficiency of which is hereby acknowledged, the Executive and the Company agree as follows:

I.	Entire Agreement

Except as otherwise stated in this Agreement, this Agreement is the entire agreement between the Company and the Executive with respect to the subject matter hereof and contains all agreements, whether written, oral, express or implied, between the Company and the Executive relating to the termination of the Executive’s employment with the Company and, as of the Effective Date, supersedes and extinguishes any other agreement relating to the terms and conditions applicable to the termination of the Executive’s employment, whether written, oral, express or implied, between the Company and the Executive, including, without limitation, the Company’s  Executive Severance Policy (“Executive Severance Policy”).  Notwithstanding the foregoing, the post-employment restrictions contained in that certain Confidential Information and Invention Assignment Agreement between the Company and the Executive dated August 1, 2012 (the “Restricted Covenant Agreement”) shall continue to survive the Executive’s termination of employment, and the Executive hereby agrees to comply with such restrictions and the post employment restrictions contained in Section IV below. This Agreement may not be modified or amended, nor may any rights under it be waived, except in a writing signed and agreed to by the Company and the Executive specifically referencing the provision being so changed or modified.

II.	Termination of Employment; Resignation from Positions; Continuing Services

The Executive’s employment by the Company and any and all titles, positions and appointments the Executive holds with the Company or any of its Affiliates, whether as an officer, director, trustee or employee shall cease and the Executive hereby resigns from all such positions as of the Effective Date.  As of the Effective Date, the Executive shall have no authority to act on behalf of the Company or any of its Affiliates, shall not hold himself out as having such authority, nor shall enter into any agreement or incur any obligations on behalf of the Company or any Affiliates. The Executive hereby agrees to take all actions necessary to effectuate his resignation from all positions held with the Company and any Affiliates.

III.	Payments and Benefits

In consideration for the Executive’s entering into this Agreement, including without limitation Executive’s continued compliance with the post-employment restrictions in the Restricted Covenant Agreement and the post employment restrictive covenants in Section IV belowand the Executive’s execution and delivery to the Company of the release of claims attached to this Agreement as Exhibit A (the “Release”) within forty-five (45) days following the Effective Date, the Executive shall be entitled to receive all of the payments and benefits described in Section III of this Agreement, subject to the Executive not revoking the Release before the expiration of the seven-day revocation period described therein (the “Release Date”).

A.            An aggregate severance payment of $1,375,000(less applicable taxes), payable in equal  installments over a six (6) month period in accordance with the Company’s regular payroll practices, in effect as of the date of this Agreement, with the first installment payable on the first regularly scheduled payroll date occurring after the Release Date.

B.            A one-time payment of $100,000 (less applicable taxes), payable on May 1, 2015.

C.            A pro rata annual bonus for 2015 based on the actual performance of the Company (and its subsidiaries and business units) without regard to any subjective individual performance factors and multiplied by a fraction, the numerator of which is the number of days elapsed from January 1 to the date of termination (which is 50) and the denominator of which is 365, paid at the same time that annual bonuses are paid to other executives (and in no event later than March 15th, 2016).

D.            Continued participation, for a period of twenty-four (24) months following the Effective Date, for the Executive and his eligible dependents in the medical and dental plans of the Company, in effect from time to time, on a basis no less favorable to the Executive than the basis generally provided to other similarly-situated senior executives of the Company at the same cost to the Executive as other similarly situated employees. The Executive agrees to provide appropriate and timely documentation to the Company with respect to the Executive’s continued participation in the medical and dental plans described in the preceding sentence.In addition, such continued coverage shall run simultaneously with the Company's obligation to continue group health plan coverage to the Executive, his spouse, and his dependents under Section 4980B of the Internal Revenue Code of 1986, as amended (the “Code”) (such continued coverage being generally referred to as “COBRA”). In the event that the Company's maintenance of such group health plan coverage for Executive, his spouse, and his dependents would violate any nondiscrimination rules under Section 105(h)(2) of the Code or similar provisions of applicable law or the Company is otherwise unable to maintain the group health plan coverage for the Executive, his spouse, and his dependents, the Company may either (i) make other arrangements for the provision of substantially comparable health benefits for such persons at a cost to the Executive no greater than the premium cost to the Executive as though he was an employee of the Company, or (ii) reimburse the Executive for the costs incurred by the Executive to obtain medical, dental and vision coverage substantially comparable to the coverage provided under the Company’s plans less the premium cost to Executive had Executive’s employment not been terminated. For the avoidance of doubt, the Executive’s participation in all other Company employee benefits plans shall cease as of the Effective Date.

E.            Payment of (i) any annual base salary or other compensation earned through the end of the month in which the Effective Date occurs to the extent not previously paid to the Executive within thirty (30) days following the Effective Date or earlier as required by law, (ii) any reimbursable business expenses and accrued but unused vacation pay to the extent not previously paid within thirty (30) days following the Effective Date or earlier as required by law,and (iii) any accrued but unpaid benefits pursuant to any Company employee benefit plan, in accordance with the applicable plan.

F.            No Duplication of Benefits.  For the avoidance of doubt, the accrued obligations described in Section III.C are not intended to result in any duplication of any payments or benefits under this Agreement or any compensation or benefits plans, policies, programs, agreements or arrangements of the Company determined on a payment-by-payment and benefit-by-benefit basis.

G.            Full Satisfaction.  The Executive acknowledges and agrees that, except as otherwise set forth in this Agreement, the Executive is not entitled to any other compensation or benefits from the Company (including without limitation any severance, retirement, or equity-based compensation or benefits) whether under any offer letter, the Executive Severance Policy, any severance plan or policy or other plan, program or arrangement, and, as of and after the Effective Date, except as otherwise set forth in this Agreement, the Executive shall no longer participate in, accrue service credit or have contributions made on his behalf under any employee benefit plan sponsored by the Company, for and in respect of periods commencing on and following the Effective Date. For the avoidance of doubt, the Executive shall not be entitled to receive any severance or other compensation and benefits pursuant to the Executive Severance Policy.

H.            Release.  The Executive acknowledges and agrees that the payments and benefits described in Section III.A, III.B, III.C and III.D are contingent on the Executive’s entering into the Release and not revoking such Release during the applicable seven-day revocation period set forth therein.  If the Executive revokes such Release during the period described in the immediately preceding sentence, this Agreement shall be void as of and following the date hereof and of no further effect.  For the avoidance of doubt, if this Agreement becomes void in accordance with the preceding sentence, the Executive’s employment and any positions or titles that he holds with the Company shall terminate as of the Effective Date and the Executive shall continue to be bound by the restrictive covenants set forth in Section IV and the Restricted Covenant Agreement.

I.            Legal Fees.  Any reasonable legal fees incurred by the Executive in connection with the negotiation and execution of this Agreement up to a maximum $5,000 shall be paid by the Company promptly upon submission of reasonably detailed invoices therfor.

IV.	Restrictive Covenants& Continuing Obligations.

The Executive hereby acknowledges and agrees that he will continue to be bound by the restrictions included in the Restricted Covenant Agreement and notwithstanding anything to the contrary, such restrictions shall remain in full force and effect. In addition, the Executive acknowledges and agrees that during the one year period following the Effective Date, Executive shall not, directly or indirectly, enter the employ of, or render any services to, any of the following entities (or any of such entities subsidiaries or affiliates): Belfuse, Inc., Molex Incorporated, Tyco Electronics, and Amphenol Incorporated; Executive agrees that he shall not engage in such business on his own account; and Executive shall not become interested in any such business, directly or indirectly, as an individual, partner, shareholder, director, officer, principal, agent, employee, trustee, consultant, or in any other relationship or capacity (provided that nothing herein shall prohibit Executive from owning up to 1% of the stock of any such entity).Notwithstanding any provision in this Agreement to the contrary, if Executive breaches the material terms of this Section IV or the Restricted Covenant Agreement, Executive shall immediately forfeit any and all rights Executive may have to any unpaid compensation and benefits pursuant to Section III.A, III.B, III.C and III.D and Executive shall promptly return to the Company any such payments which have been made to the Executive.

V.	Miscellaneous

A.           Definitions.  Words or phrases which are initially capitalized or are within quotation marks shall have the meanings provided in this Section VI and as provided elsewhere herein.  For purposes of this Agreement, the following definitions apply:

1.            “Affiliates” means all persons and entities directly or indirectly controlling, controlled by or under common control with the Company, where control may be by either management authority or equity interest.

2.            “Person” means an individual, a corporation, an association, a partnership, an estate, a trust and any other entity or organization, other than the Company or any of its Affiliates.

B.            Waiver.  The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a continuing waiver or as a consent to or waiver of any subsequent breach hereof.

C.            Taxes.  Notwithstanding any other provision of this Agreement to the contrary, the Company may withhold from all amounts payable under this Agreement all federal, state or local taxes that are required to be withheld pursuant to any applicable laws and regulations.

D.            Headings.  The Section headings herein are for convenience of reference only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

E.            Validity.  The invalidity or unenforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision or provisions of this Agreement, which shall remain in full force and effect.

F.            Non-Admission.  Nothing contained in this Agreement shall be deemed or construed as an admission of wrongdoing or liability on the part of the Executive or on the part of the Company.

G.            Assignment.  Neither the Company nor the Executive may make any assignment of this Agreement or any interest herein, by operation of law or otherwise, without the prior written consent of the other; provided, however, that the Company may assign its rights and obligations under this Agreement without the consent of the Executive in the event that the Company shall hereafter affect a reorganization, consolidate with, or merge into, any other Person or transfer all or substantially all of its properties, stock, or assets to any other Person.  This Agreement shall inure to the benefit of and be binding upon the Company and the Executive, their respective successors, executors, administrators, heirs and permitted assigns.

H.            Conflict with Other Agreements.  In the event of any conflict between the provisions of this Agreement and the provisions of any other Company agreement, plan, policy, program or arrangement, whether entered into before, on or after the date of this Agreement, the provisions of this Agreement shall control.

I.            Severability.If any portion or provision of this Agreement shall to any extent be declared invalid, illegal or unenforceable by a court of competent jurisdiction, then the remainder of this Agreement, or the application of such portion or provision in circumstances other than those as to which it is so declared illegal or unenforceable, shall not be affected thereby, and each portion and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law. The Executive agrees that in the event that any court of competent jurisdiction shall finally hold that any provision of this Agreement (whether in whole or in part) is void or constitutes an unreasonable restriction against the Executive, such provision shall not be rendered void but shall be deemed to be modified to the minimum extent necessary to make such provision enforceable for the longest duration and the greatest scope as such court may determine constitutes a reasonable restriction under the circumstances.

J.            Notices.  Any notice provided for in this Agreement shall be in writing and shall be effective when either personally delivered, sent by reputable overnight courier service or mailed by first class mail, return receipt requested, to the recipient at the address below indicated:

Notices to the Executive:

Alan H. Benjamin
1486 Paint Mountain
Elfin Forest, CA  92029

Notices to the Company:

Pulse Electronics Corporation
Attn: Chief Executive Officer
12220 World Trade Drive
San Diego, CA 92128
Attn: Chief Executive Officer
Facsimile: 858.674.8334
With a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, New York 10019-6064
Fax:  (212) 492-0064
Attn:  Robert Fleder

K.            Choice of Law.  This Agreement shall be deemed to be made in the State of Delaware, and the validity, interpretation, construction, and performance of this Agreement in all respects shall be governed by the laws of the State of Delaware without regard to its principles of conflicts of law.

L.            Consent to Jurisdiction.  Any and all suits, actions or proceedings arising out of or related to, either directly or indirectly, to this Agreement (each a Proceeding), shall be submitted for adjudication exclusively to any federal or state court in the State of Delaware and the parties hereby irrevocably submit to the exclusive jurisdiction of such courts. Each of the parties hereto irrevocably waives any objection to the laying of venue of any such Proceeding brought in any such court and irrevocably waives any claim that any such Proceeding brought in any such court has been brought in an inconvenient forum.  Each of the parties hereto agrees to waive any right to trial by jury in respect of any such Proceeding. Each of the parties hereto agrees that this Agreement involves at least $100,000 and that this Agreement has been entered into in express reliance on Section 2708 of Title 6 of the Delaware Code.  Each of the parties hereto irrevocably and unconditionally agrees (i) that, to the extent such party is not otherwise subject to service of process in the State of Delaware, it will appoint (and maintain an agreement with respect to) an agent in the State of Delaware as such party’s agent for acceptance of legal process and notify the other parties hereto of the name and address of said agent, (ii) that service of process may also be made on such party if delivered by hand or sent by email (return receipt requested) or sent, postage prepaid, by registered, certified or express mail or overnight courier service and shall be deemed given when so delivered by hand or by email return receipt requested, or if mailed, three days after mailing (one business day in the case of express mail or overnight courier service) to the Executive at his last known address (with a copy to his address set forth in this Agreement) or to the Company at its then current headquarters. Notices delivered by email return receipt requested shall have the same legal effect as if such notice had been delivered in person and (iii) that service made pursuant to clause (i) or (ii) above shall, to the fullest extent permitted by applicable law, have the same legal force and effect as if served upon such party personally within the State of Delaware. With respect to any notice that is sent by email, solely as a courtesy to the Parties, the Parties shall also mail a copy of such notice to the Executive or the Company, as applicable and such courtesy copy shall be mailed within three business days after the date of such email.

M.          Section 409A.  For purposes of this Agreement, “Section 409A” means Section 409A of the Internal Revenue Code of 1986, as amended (the “Code” ), and the Treasury Regulations promulgated thereunder (and such other Treasury or Internal Revenue Service guidance) as in effect from time to time.   The parties intend that any amounts payable hereunder that could constitute “deferred compensation” within the meaning of Section 409A will be compliant with Section 409A.  Any payments described in this Agreement that are due within the “short-term deferral period” or that constitute payment under a qualifying “separation pay plan due to involuntary separation from service” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Each payment made under this Agreement shall be deemed to be a separate payment for purposes of Section 409A. Notwithstanding any provision of this Agreement to the contrary, if Executive is considered a “specified employee”as defined in Section 409A as of the Effective Date, under such procedures as established by the Company in accordance with Section 409A of the Code, all payments hereunder that are both treated as “deferred compensation” as defined in applicable regulations issued under to Section 409A of the Code (after taking into account any applicable exemptions, including without limitation the exemption for separation pay plans described in Treasury Regulation Section 1.409A-1(b)(9)(iii)) and are payable on account of Executive’s termination of employment may not commence earlier than the earlier of (i) six (6) months after the Effective Date or (ii) the date of Executive’s death. Therefore, in the event this provision is applicable to Executive, any such payment to which the preceding sentence applies that would otherwise be paid to Executive within the first six (6) months following the Effective Date shall be accumulated and paid to Executive in a lump sum on the first day of the seventh calendar month that begins following the Effective Date (or, if earlier, upon Executive’s death). All subsequent distributions shall be paid in the manner specified.Notwithstanding the foregoing, the Executive shall be solely responsible and liable for the satisfaction of all taxes and penalties that may be imposed on or for the account of the Executive in connection with this Agreement (including any taxes and penalties under Section 409A), and neither the Company nor any Affiliate shall have any obligation to indemnify or otherwise hold the Executive (or any beneficiary) harmless from any or all of such taxes or penalties.

N.            Survival.  The respective rights and obligations of the Executive and the Company under the Restricted Covenant Agreement shall survive the termination of the Executive’s employment to the extent necessary for the intended preservation of such rights and obligations and shall be deemed incorporated into this Agreement as if fully set forth herein.

O.            Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.  Signatures delivered by facsimile shall be effective for all purposes.

IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement effective as of the date hereof.

EXECUTIVE

/s/ Alan H. Benjamin
Alan H. Benjamin

PULSE ELECTRONICS CORPORATION

By:	/s/ Michael C. Bond
Michael C. Bond
Senior Vice President and Chief Financial Officer

RELEASE OF CLAIMS

1.	Release of Claims

In partial consideration of the payments and benefits described in Section III of the Separation Agreement (the “Separation Agreement”) dated as of February20, 2015 between Pulse Electronics Corporation (the “Company”), and Alan H. Benjamin(“Executive”), to which Executive agrees that Executive is not entitled until and unless Executive executes this Release and it becomes effective in accordance with the terms hereof, Executive, for and on behalf of himself and his heirs, successors and assigns, subject to the last sentence of this Section 1, hereby waives and releases any common law, statutory or other complaints, claims, charges or causes of action of any kind whatsoever, both known and unknown, in law or in equity, which Executive ever had, now has or may have against the Company and its shareholders, subsidiaries, predecessors, successors, assigns, directors, officers, partners, members, managers, employees, trustees (in their official and individual capacities), employee benefit plans and their administrators and fiduciaries (in their official and individual capacities), representatives or agents, and each of their affiliates, successors and assigns, (collectively, the “Releasees”) by reason of facts or omissions which have occurred on or prior to the date that Executive signs this Release, including, without limitation, any complaint, charge or cause of action arising out of Executive’s employment or termination of employment, or any term or condition of that employment (including a claim for any bonus, incentive, equity or equity-based compensation), arising under federal, state or local laws pertaining to employment, including the Age Discrimination in Employment Act of 1967 (“ADEA,” a law which prohibits discrimination on the basis of age), the Older Workers Benefit Protection Act, the National Labor Relations Act, the Civil Rights Act of 1991, the Americans With Disabilities Act of 1990, Title VII of the Civil Rights Act of 1964, the Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act, the Sarbanes-Oxley Act of 2002, all as amended, and any other Federal, state and local laws relating to discrimination on the basis of age, sex or other protected class, all claims under Federal, state or local laws for express or implied breach of contract, wrongful discharge, defamation, intentional infliction of emotional distress, and any related claims for attorneys’ fees and costs. Executive acknowledges and agrees that he is not entitled to receive any payments or benefits pursuant to the Executive Severance Policy (as defined in the Separation Agreement).  Executive further agrees that this Agreement may be pleaded as a full defense to any action, suit, arbitration or other proceeding covered by the terms hereof which is or may be initiated, prosecuted or maintained by Executive, Executive’s descendants, dependents, heirs. executors, administrators or permitted assigns. By signing this Release, Executive acknowledges that Executive intends to waive and release any rights known or unknown that Executive may have against the Releasees under these and any other laws; provided, that Executive does not waive or release claims with respect to (i) any rights he may have to any severance payments or benefits under Section III of the Separation Agreement, (ii)accrued vested benefits under equity and employee benefit plans of the Company and its affiliates (excluding the Executive Severance Policy), subject to the terms and conditions of such plans and applicable law, (iii) Executive’s rights to indemnification under Company policy or applicablelaw, or (iv) rights that cannot be  released as a matter of  law, (collectively, the “Unreleased Claims”).

2.	Proceedings

Executive acknowledges that Executive has not filed any complaint, charge, claim or proceeding, except with respect to an Unreleased Claim, if any, against any of the Releasees before any local, state or federal agency, court or other body (each individually a “Proceeding”).  Executive represents that Executive is not aware of any basis on which such a Proceeding could reasonably be instituted.  Executive (i) acknowledges that Executive will not initiate or cause to be initiated on his behalf any Proceeding and will not participate in any Proceeding, in each case, except as required by law; and (ii) waives any right Executive may have to benefit in any manner from any relief (whether monetary or otherwise) arising out of any Proceeding, including any Proceeding conducted by the Equal Employment Opportunity Commission (“EEOC”).  Further, Executive understands that, by executing this Release, Executive will be limiting the availability of certain remedies that Executive may have against the Company and limiting also the ability of Executive to pursue certain claims against the Releasees.  Notwithstanding the above, nothing in Section 1 of this Release shall prevent Executive from (i) initiating or causing to be initiated on his behalf any complaint, charge, claim or proceeding against the Company before any local, state or federal agency, court or other body challenging the validity of the waiver of his claims under the ADEA contained in Section 1 of this Release (but no other portion of such waiver); or (ii) initiating or participating in an investigation or proceeding conducted by the EEOC.

3.	Time to Consider

Executive acknowledges that Executive has been advised that he has forty-five (45)days from the date of receipt of this Release to consider all the provisions of this Release and he does hereby knowingly and voluntarily waive said given forty-five (45) day period.  EXECUTIVE FURTHER ACKNOWLEDGES THAT EXECUTIVE HAS READ THIS RELEASE CAREFULLY, HAS BEEN ADVISED BY THE COMPANY TO, AND HAS IN FACT, CONSULTED AN ATTORNEY, AND FULLY UNDERSTANDS THAT BY SIGNING BELOW EXECUTIVE IS GIVING UP CERTAIN RIGHTS WHICH HE MAY HAVE TO SUE OR ASSERT A CLAIM AGAINST ANY OF THE RELEASEES, AS DESCRIBED IN SECTION 1 OF THIS RELEASE AND THE OTHER PROVISIONS HEREOF.  EXECUTIVE ACKNOWLEDGES THAT EXECUTIVE HAS NOT BEEN FORCED OR PRESSURED IN ANY MANNER WHATSOEVER TO SIGN THIS RELEASE, AND EXECUTIVE AGREES TO ALL OF ITS TERMS VOLUNTARILY.

In signing this Release, which is intended to have the effect of releasing forever claims, except for Unreleased Claims, that are presently unknown to Executive, Executive acknowledges that he has read and understands Section 1542 of the California Civil Code, which reads as follows:

“A general release does not extend to claims which the creditor does not know or suspect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.”

Executive hereby expressly waives and relinquishes all rights and benefits under that section and any law of any other jurisdiction of similar effect with respect to Executive’s release of any unknown or unsuspected claims herein.

4.	Revocation

Executive hereby acknowledges and understands that Executive shall have seven (7) days from the date of execution of this Release to revoke this Release (including, without limitation, any and all claims arising under the ADEA) and that neither the Company nor any other person is obligated to provide any benefits to Executive pursuant to Section III of the Separation Agreement until eight (8) days have passed since Executive’s signing of this Release without Executive having revoked this Release, in which event the Company immediately shall arrange and/or pay for any such benefits otherwise attributable to said eight- (8) day period, consistent with the terms of the Separation Agreement.  If Executive revokes this Release, Executive will be deemed not to have accepted the terms of this Release, and no action will be required of the Company under any section of this Release.

5.	No Admission

This Release does not constitute an admission of liability or wrongdoing of any kind by Executive or the Company.

6.	General Provisions

A failure of any of the Releasees to insist on strict compliance with any provision of this Release shall not be deemed a waiver of such provision or any other provision hereof.  If any provision of this Release is determined to be so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable, and in the event that any provision is determined to be entirely unenforceable, such provision shall be deemed severable, such that all other provisions of this Release shall remain valid and binding upon Executive and the Releasees.

7.	Governing Law

The validity, interpretations, construction and performance of this Release shall be governed by the laws of the State of Delaware without giving effect to conflict of laws principles.

IN WITNESS WHEREOF, Executive has hereunto set his hand as of the day and year set forth opposite his signature below.

DATE	ALAN H. BENJAMIN